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                                                                      EXHIBIT 10

                                 TRUST AGREEMENT

                                     BETWEEN

                     --------------------------------------

                                   ADVO, INC.

                                       AND

                        FIDELITY MANAGEMENT TRUST COMPANY

                     --------------------------------------

                 ADVO, INC. EXECUTIVE DEFERRED COMPENSATION PLAN
                                      TRUST

                           DATED AS OF JANUARY 2, 2003

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                                TABLE OF CONTENTS

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SECTION                                                                                 PAGE
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1    DEFINITIONS...................................................................       2

2    TRUST.........................................................................       3
     (a) Establishment
     (b) Grantor Trust
     (c) Trust Assets
     (d) Non-Assignment

3    PAYMENTS TO SPONSOR...........................................................       4

4    DISBURSEMENT..................................................................       4
     (a) Directions from Administrator
     (b) Limitations

5    INVESTMENT OF TRUST...........................................................       4
     (a) Selection of Investment Options
     (b) Available Investment Options
     (c) Investment Directions
     (d) Mutual Funds
     (e) Sponsor Stock
     (f) Trustee Powers

6    RECORDKEEPING AND ADMINISTRATIVE SERVICES TO BE PERFORMED.....................      15
     (a) General
     (b) Accounts
     (c) Inspection and Audit
     (d) Effect of Plan Amendment
     (e) Returns, Reports and Information

7    COMPENSATION AND EXPENSES.....................................................      16

8    DIRECTIONS AND INDEMNIFICATION................................................      17
     (a) Identity of Administrator
     (b) Directions from Administrator
     (c) Directions from Participants
     (d) Indemnification
     (e) Survival

9    RESIGNATION OR REMOVAL OF TRUSTEE AND TERMINATION.............................      18
     (a) Resignation and Removal
     (b) Termination
     (c) Notice Period
     (d) Transition Assistance
     (e) Failure to Appoint Successor

                                        i

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                                TABLE OF CONTENTS
                                   (CONTINUED)

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
SECTION                                                                                 PAGE
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
10   SUCCESSOR TRUSTEE.............................................................      19
     (a) Appointment
     (b) Acceptance
     (c) Corporate Action

11   RESIGNATION, REMOVAL, AND TERMINATION NOTICES.................................      19

12   DURATION......................................................................      20

13   INSOLVENCY OF SPONSOR.........................................................      20

14   AMENDMENT OR MODIFICATION.....................................................      21

15   ELECTRONIC SERVICES...........................................................      21

16   GENERAL.......................................................................      23
     (a) Performance by Trustee, its Agent or Affiliates
     (b) Entire Agreement
     (c) Waiver
     (d) Successors and Assigns
     (e) Partial Invalidity
     (f) Section Headings

17   GOVERNING LAW.................................................................      23
     (a) Massachusetts Controls
     (b) Trust Agreement Controls
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SCHEDULES

A.   Recordkeeping and Administrative Services

B.   Fee Schedule

C.   Administrator's Authorization Letter

D.   Operational Guidelines for Non-Fidelity Mutual Funds

E.   Exchange Guidelines

F.   Available Liquidity Procedures for Unitized Stock Fund

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         TRUST AGREEMENT, dated as of the 2nd day of January, 2003, between
ADVO, INC., a Delaware corporation, having an office at One Univac Lane, Windsor, CT 06095 (the "Sponsor"), and FIDELITY MANAGEMENT TRUST COMPANY, a Massachusetts trust company, having an office at 82 Devonshire Street, Boston, Massachusetts 02109 (the "Trustee").

                                   WITNESSETH:

         WHEREAS, the Sponsor is the sponsor of the ADVO, Inc. Executive Deferred Compensation Plan (the "Plan"); and

         WHEREAS, the Sponsor wishes to establish an irrevocable trust and to contribute to the trust assets that shall be held therein, subject to the claims of Sponsor's creditors in the event of Sponsor's Insolvency, as herein defined, until paid to Participants and their beneficiaries in such manner and at such times as specified in the Plan; and

         WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"); and

         WHEREAS, it is the intention of the Sponsor to make contributions to the trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan; and

         WHEREAS, the Trustee is willing to hold and invest the aforesaid Plan assets in trust among several investment options selected by the Sponsor; and

         WHEREAS, the Sponsor wishes to have the Trustee perform certain ministerial recordkeeping and administrative functions under the Plan; and

         WHEREAS, the ADVO, Inc. Compensation Committee (the "Administrator") is the administrator of the Plan; and

         WHEREAS, the Trustee is willing to perform recordkeeping and administrative services for the Plan if the services are purely ministerial in nature and are provided within a framework

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of Plan provisions, guidelines and interpretations conveyed in writing to the
Trustee by the Administrator.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the Sponsor and the Trustee agree as follows:

SECTION 1. DEFINITIONS. The following terms as used in this Trust Agreement have the meaning indicated unless the context clearly requires otherwise:

(a) "Administrator" shall mean, with respect to the Plan, the person or entity which is the "administrator" of such Plan.

(b) "Agreement" shall mean this Trust Agreement, as the same may be amended and in effect from time to time.

(c) "Code" shall mean the Internal Revenue Code of 1986, as it has been or may be amended from time to time.

(d) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it has been or may be amended from time to time.

(e) "Fidelity Mutual Fund" shall mean any investment company advised by Fidelity Management & Research Company or any of its affiliates.

(f) "Mutual Fund" shall refer both to Fidelity Mutual Funds and Non-Fidelity Mutual Funds.

(g) "Non-Fidelity Mutual Fund" shall mean certain investment companies not advised by Fidelity Management & Research Company or any of its affiliates.

(h) "Participant" shall mean, with respect to the Plan, any employee (or former employee) with an account under the Plan, which has not yet been fully distributed and/or forfeited, and shall include the designated beneficiary(ies) with respect to the account of any deceased employee (or deceased former employee) until such account has been fully distributed and/or forfeited.

(i) "Participant Recordkeeping Reconciliation Period" shall mean the period beginning on the date of the initial transfer of assets to the Trust and ending on the date of the completion of the reconciliation of Participant records.

(j)      "Plan" shall mean the ADVO, Inc. Executive Deferred Compensation Plan.

(k) "Reporting Date" shall mean the last day of each calendar quarter, the date as of which the Trustee resigns or is removed pursuant to this agreement and the date as of which this Agreement terminates pursuant to Section 11 hereof.

(l) "Sponsor" shall mean ADVO, Inc., a Delaware corporation, or any successor to all or

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         substantially all of its businesses which, by agreement, operation of law or otherwise, assumes the responsibility of the Sponsor under this Agreement.

(m) "Sponsor Stock" shall mean the common stock of the Sponsor, or such other publicly- traded stock of the Sponsor, or such other publicly-traded stock of the Sponsor's affiliates.

(n) "Trust" shall mean the ADVO, Inc. Executive Deferred Compensation Plan Trust, being the trust established by the Sponsor and the Trustee pursuant to the provisions of this Agreement.

(o) "Trustee" shall mean Fidelity Management Trust Company, a Massachusetts trust company and any successor to all or substantially all of its trust business as described in Section 10. The term Trustee shall also include any successor trustee appointed pursuant to Section 10 to the extent such successor agrees to serve as Trustee under this Agreement.

SECTION 2. TRUST.

           (a) Establishment. The Sponsor hereby establishes the ADVO, Inc. Executive Deferred Compensation Plan Trust with the Trustee. The Trust shall consist of an initial contribution of money or other property acceptable to the Trustee in its sole discretion, made by the Sponsor or transferred from a previous trustee under the Plan, such additional sums of money as shall from time to time be delivered to the Trustee under the Plan, all investments made therewith and proceeds thereof, and all earnings and profits thereon, less the payments that are made by the Trustee as provided herein, without distinction between principal and income. The Trustee hereby accepts the Trust on the terms and conditions set forth in this Agreement. In accepting this Trust, the Trustee shall be accountable for the assets received by it, subject to the terms and conditions of this Agreement.

           (b) Grantor Trust. The Trust is intended to be a grantor trust, of which the Sponsor is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

           (c) Trust Assets. The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Sponsor and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Participants and their beneficiaries against the Sponsor. Any

                                        3

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assets held by the Trust will be subject to the claims of the Sponsor's general creditors under federal and state law in the event of Insolvency, as defined in
Section 13(a).

           (d) Non-Assignment. Benefit payments to Participants and their beneficiaries funded under this Trust may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered, or subjected to attachment, garnishment, levy, execution, or other legal or equitable process.

SECTION 3. PAYMENTS TO SPONSOR. Except as provided under Section 13, the Sponsor shall have no right to retain or divert to others any of the Trust assets before all payment of benefits have been made to the Participants and their beneficiaries pursuant to the terms of the Plan.

SECTION 4. DISBURSEMENTS.

           (a) Directions from Administrator. The Trustee shall disburse monies to Participants and their beneficiaries for benefit payments in the amounts that the Administrator directs from time to time in writing. The Trustee shall have no responsibility to ascertain whether the Administrator's direction complies with the terms of the Plan or of any applicable law. The Trustee shall be responsible for Federal and State income tax reporting or withholding with respect to such Plan benefits. The Trustee shall not be responsible for FICA (Social Security and Medicare), any Federal or State unemployment or local tax with respect to Plan distributions.

           (b) Limitations. The Trustee shall not be required to make any disbursement in excess of the net realizable value of the assets of the Trust at the time of the disbursement. The Trustee shall not be required to make any disbursement in cash unless the Administrator has provided a written direction as to the assets to be converted to cash for the purpose of making the disbursement.

SECTION 5. INVESTMENT OF TRUST.

           (a) Selection of Investment Options. The Trustee shall have no responsibility for the selection of investment options under the Trust and shall not render investment advice to any person in connection with the selection of such options.

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           (b) Available Investment Options. The Sponsor shall direct the
Trustee as to what investment options the Trust shall be invested in (i) during the period beginning on the initial transfer of assets to the Trust and ending on the completion of the reconciliation of Trust records (the "reconciliation period"), and (ii) following the reconciliation period, subject to the following limitations. The Sponsor may determine to offer as investment options only (i) "publicly-traded common stock issued by the Sponsor ("Sponsor Stock")", and (ii) securities issued by the investment companies advised by Fidelity Management & Research Company and certain investment companies not advised by Fidelity Management & Research Company, identified collectively as Mutual Funds on Schedule "A" attached hereto; provided, however, that the Trustee shall not be considered a fiduciary with investment discretion. The Sponsor may add or remove investment options with the consent of the Trustee and upon mutual amendment of this Trust Agreement and the Schedules thereto to reflect such additions.

           (c) Investment Directions. In order to provide for an accumulation of assets comparable to the contractual liabilities accruing under the Plan, the Sponsor may direct the Trustee in writing to invest the assets held in the Trust to correspond to the hypothetical investments made for Participants under the Plan. Such directions may be made by Participants by use of a Participant service representative, the Voice Response System (VRS), the internet or such other electronic means as may be agreed upon from time to time by the Sponsor and the Trustee, maintained for such purposes by the Trustee or its agents, in accordance with Schedule "E." In the event that the Trustee fails to receive a proper direction from the Sponsor or from Participants, the assets in question shall be invested in the Fidelity Money Market Trust: Retirement Money Market Portfolio until the Trustee receives a proper direction.

           The Sponsor's designation of available investment options under paragraphs (a) and (b) above, the maintenance of accounts for each Participant and the crediting of investments to such accounts, the giving of investment directions by Participants under this paragraph (c), and the exercise by Participants of any other powers relating to investments under this Section 5 are solely for the purpose of providing a mechanism for measuring the obligation of the Sponsor to any particular Participant under the applicable Plan. As provided in Section 2(c) above, no Participant or beneficiary will have any preferential claim to or beneficial ownership interest in any asset or investment, and the rights of any Participant and his or her beneficiaries under the applicable Plan and this Agreement are solely those of an unsecured general creditor of the Sponsor with respect to the benefits of the Participant under the Plan.

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           (d) Mutual Funds. The Sponsor hereby acknowledges that it has received from the Trustee a copy of the prospectus for each Mutual Fund selected by the Sponsor as a Plan investment option. Trust investments in Mutual Funds shall be subject to the following limitations:

                  (i) Execution of Purchases and Sales. Purchases and sales of Mutual Funds (other than for exchanges) shall be made on the date on which the Trustee receives from the Sponsor in good order all information and documentation necessary to accurately effect such purchases and sales (or in the case of a purchase, the subsequent date on which the Trustee has received a wire transfer of funds necessary to make such purchase). Transactions involving Mutual Funds not advised by Fidelity Management & Research Company shall be executed in accordance with the operating procedures set forth in Schedule "D" attached hereto. Exchanges of Fidelity Mutual Funds shall be made on the same business day that the Trustee receives a proper direction if received before market close (generally 4:00 p.m. eastern time); if the direction is received after market close (generally 4:00 p.m. eastern time), the exchange shall be made the following day.

                  (ii) Voting. At the time of mailing of notice of each annual or special stockholders' meeting of any Mutual Fund, the Trustee shall send a copy of the notice and all proxy solicitation materials to each Participant who has hypothetical shares of the Mutual Fund credited to the Participant's accounts, together with a voting direction form for return to the Trustee or its designee. The Participant shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the hypothetical shares credited to the Participant's accounts. The Trustee shall vote the shares held in the Trust in the same manner as directed by the Participant under the Plan. The Trustee shall not vote shares for which it has received no corresponding directions from the Participant. During the reconciliation period, the Sponsor shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares of the Mutual Funds in the Trust. With respect to all rights other than the right to vote, the Trustee shall follow the directions of the Sponsor. The Trustee shall have no duty to solicit directions from the Sponsor.

           (e) Sponsor Stock. Trust investments in Sponsor Stock shall be made via the ADVO Stock Fund (the "Stock Fund"). Investments in the Stock Fund shall consist primarily of shares of Sponsor Stock. The Stock Fund shall also include cash or short-term liquid investments, in accordance with this paragraph, in amounts designed to satisfy daily exchange or withdrawal

                                        6

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requests. Such holdings will include Colchester Street Trust: Money Market
Portfolio: Class I or such other Mutual Fund as agreed to in writing by the Sponsor and Trustee. The Sponsor shall, after consultation with the Trustee, establish and communicate to the Trustee in writing a target percentage and drift allowance for such short-term liquid investments. Subject to its ability to execute open-market trades in Sponsor Stock or to otherwise trade with the Sponsor, the Trustee shall be responsible for ensuring that the short-term investments held in the Stock Fund falls within the agreed-upon range over time. Each Participant's proportional interest in the Stock Fund shall be measured in units of participation, rather than shares of Sponsor Stock. Such units shall represent a proportionate interest in all of the assets of the Stock Fund, which includes shares of Sponsor Stock, short-term investments and at times, receivables and payables (such as receivables and payables arising out of unsettled stock trades). The Trustee shall determine a daily net asset value ("NAV") for each unit outstanding of the Stock Fund. Valuation of the Stock Fund shall be based upon: (a) - the closing price of the stock on the principal national securities exchange on which the Sponsor Stock is traded or, in the case of stocks traded over the counter, the last sale price of the day; (b) - if
(a) is unavailable, the latest available price as reported by the principal national securities exchange on which the Sponsor Stock is traded or, for an over the counter stock, the last bid price prior to the close of the New York Stock Exchange (generally 4:00 p.m. Eastern time) (the "Closing Price"); or (c)
- if neither (a) or (b) is available, the price determined in good faith by the Trustee. The NAV shall be adjusted for gains or losses realized on sales of Sponsor Stock, appreciation or depreciation in the value of those shares owned, dividends paid on Sponsor Stock to the extent not used to purchase additional units of the Stock Fund for affected participants, interest on the short-term investments held by the Stock Fund, payables and receivables for pending stock trades, receivables for dividends not yet distributed, payables for other expenses of the Stock Fund, including principal obligations, if any, and expenses that, pursuant to Sponsor direction, the Trustee accrues or pays from the Stock Fund.

                  (i) Acquisition Limit. Pursuant to the Plan, the Trust may be invested in Sponsor Stock to the extent necessary to comply with investment directions in accordance with this Agreement. The Sponsor shall be responsible for providing specific direction on any acquisition limits required by the Plan or applicable law.

                  (ii) Fiduciary Duty. The Sponsor shall continually monitor the suitability of acquiring and holding Sponsor Stock. The Trustee shall not be liable for any loss or expense

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which arises from the directions of the Sponsor with respect to the acquisition and holding of Sponsor Stock, unless it is clear on their face that the actions to be taken under those directions would be prohibited by any applicable law or would be contrary to the terms of this Agreement.

                  (iii)Purchases and Sales of Sponsor Stock. Unless otherwise directed by the Sponsor in writing pursuant to directions that the Trustee can administratively implement, the following provisions shall govern purchases and sales of Sponsor Stock.

                     (A) Open Market Purchases and Sales. Purchase and sales of Sponsor Stock shall be made on the open market in accordance with the Trustee's standard trading guidelines, as they may be amended by the Trustee from time to time, as necessary to honor exchange and withdrawal activity and to maintain the target cash percentage and drift allowance for the Stock Fund, provided that:

                        (1) If the Trustee is unable to purchase or sell the total number of shares required to be purchased or sold on such day as a result of market conditions; or

                        (2) If the Trustee is prohibited by the Securities and Exchange Commission, the New York Stock Exchange or principal exchange on which the Sponsor Stock is traded, or any other judicial or regulatory body from purchasing or selling any or all of the shares required to be purchased or sold on such day, then the Trustee shall purchase or sell such shares as soon thereafter as administratively feasible.

                     (B) Purchases and Sales from or to Sponsor. If directed by the Sponsor in writing prior to the trading date, the Trustee may purchase or sell Sponsor Stock from or to the Sponsor if the purchase or sale is for adequate consideration and no commission is charged. If Sponsor contributions (employer) or contributions made by the Sponsor on behalf of the Participants (employee) under the Plan are to be invested in Sponsor Stock, the Sponsor may transfer Sponsor Stock in lieu of cash to the Trust. In either case, the number of shares to be transferred will be determined by dividing the total amount of Sponsor Stock to be purchased or sold by the Closing Price of the Sponsor Stock on the trading date.

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                     (C) Use of an Affiliated Broker. The Sponsor hereby directs the Trustee to use Fidelity Capital Markets, a division of National Financial Services LLC ("Capital Markets") to provide brokerage services in connection with any purchase or sale of Sponsor Stock on the open market, except in circumstances where the Trustee has determined, in accordance with its standard trading guidelines or pursuant to Sponsor direction, to seek expedited settlement of the trades. Capital Markets shall execute such directions directly or through its affiliates. The provision of brokerage services shall be subject to the following:

                        (1) As consideration for such brokerage services, the Sponsor agrees that Capital Markets shall be entitled to remuneration under this direction provision in an amount of no more than three and one-fifth cents ($.032) commission on each share of Sponsor Stock. Any change in such remuneration may be made only by written agreement between Sponsor and Trustee.

                        (2) The Trustee will provide the Sponsor with periodic reports which summarize all securities transaction-related charges incurred with respect to trades of Sponsor Stock for such Plan.

                        (3) Any successor organization of Capital Markets, through reorganization, consolidation, merger or similar transactions, shall, upon consummation of such transaction, become the successor broker in accordance with the terms of this direction provision.

                        (4) The Trustee and Capital Markets shall continue to rely on this direction provision until notified to the contrary. The Sponsor reserves the right to terminate this direction upon written notice to Capital Markets (or its successor) and the Trustee, in accordance with Section 11 of this Agreement.

                  (iv) Execution of Purchases and Sales of Units. Unless otherwise directed in writing pursuant to directions that the Trustee can administratively implement, purchases and sales of units shall be made as follows:

                     (A) Subject to subparagraphs (B) and (C) below, purchases and sales of units in the Stock Fund (other than for exchanges) shall be made on the date on which the

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Trustee receives from the Administrator in good order all information, documentation, and wire transfers of funds (if applicable), necessary to accurately effect such transactions. Exchanges of units in the Stock Fund shall be made in accordance with the Exchange Guidelines attached hereto as Schedule "E".

                     (B) Aggregate sales of units in the Stock Fund on any day shall be limited to the Stock Fund's Available Liquidity for that day. For these purposes, Available Liquidity shall mean the amount of short-term investments held in the Stock Fund decreased by any outgoing cash for expenses then due, payables for loan principal, and obligations for pending stock purchases, and increased by incoming cash (such as contributions, exchanges ) and to the extent credit is available and allocable to the Stock Fund, receivables for pending stock sales. In the event that the requested sales exceed the Available Liquidity, then transactions shall be processed giving precedence to distributions and withdrawals, and otherwise on a first-in first- out (FIFO) basis, as provided in Schedule "F" (the "Specified Hierarchy"). Provided that the Stock Fund is open for such transactions, sales of units that are requested but not processed on a given day due to insufficient Available Liquidity shall be suspended until Available Liquidity is sufficient to honor such transactions in accordance with the Specified Hierarchy.

                     (C) The Trustee shall close the Stock Fund to sales or purchases of units, as applicable, on any date on which trading in the Sponsor Stock has been suspended or substantial purchase or sale orders are outstanding and cannot be executed.

                  (v) Securities Law Reports. The Sponsor shall be responsible for filing all reports required under Federal or state securities laws with respect to the Trust's ownership of Sponsor Stock, including, without limitation, any reports required under section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Sponsor Stock pending the filing of any report. The Trustee shall provide to the Sponsor such information on the Trust's ownership of Sponsor Stock as the Sponsor may reasonably request in order to comply with Federal or state securities laws.

                  (vi) Voting and Tender Offers. Notwithstanding any other provision of this Agreement, the provisions of this Section shall govern the voting and tendering of Sponsor Stock. The Sponsor shall provide and pay for all printing, mailing, tabulation and other costs

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associated with the voting and tendering of Sponsor Stock. The Trustee, after consultation with the Sponsor, shall prepare the necessary documents associated with the voting and tendering of Sponsor Stock.

                           (A) Voting

                               (1) When the issuer of Sponsor Stock prepares for
any annual or special meeting, the Sponsor shall notify the Trustee at least thirty (30) days in advance of the intended record date and shall cause a copy of all proxy solicitation materials to be sent to the Trustee. If requested by the Trustee, the Sponsor shall certify to the Trustee that the aforementioned materials represent the same information that is distributed to each Participant whose hypothetical investments in the Plan include Sponsor Stock held in the Trust. Based on these materials, the Trustee shall prepare a voting instruction form and shall provide a copy of all proxy solicitation materials to be sent to each Participant whose hypothetical investments in the Plan include Sponsor Stock held in the Trust, together with the foregoing voting instruction form, to be returned to the Trustee or its designee. The voting instruction form shall show the proportional hypothetical investment in the number of full and fractional shares of Sponsor Stock credited to the Participant's hypothetical accounts held in the Stock Fund.

                               (2) Each Participant whose hypothetical
investments in the Plan include the Stock Fund shall have the right to direct the Trustee as to the manner in which the Trustee is to vote (including not to vote) that number of shares of Sponsor Stock reflecting such Participant's proportional hypothetical investment in the Stock Fund (both vested and unvested). Directions from a Participant to the Trustee concerning the voting of Sponsor Stock shall be communicated in writing, or by such other means as is agreed upon by the Trustee and the Sponsor. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. Upon its receipt of the directions, the Trustee shall vote the shares of Sponsor Stock reflecting the Participant's proportional hypothetical investment in the Stock Fund as directed by the Participant. Except as otherwise required by law, the Trustee shall not vote shares of Sponsor Stock reflecting a Participant's proportional hypothetical investment in the Stock Fund for which

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it has received no direction from the Participant.

                           (B) Tender Offers.

                               (1) Upon commencement of a tender offer for any
securities held in the Trust that are Sponsor Stock, the Sponsor shall timely notify the Trustee in advance of the intended tender date and shall cause a copy of all materials to be sent to the Trustee. The Sponsor shall certify to the Trustee that the aforementioned materials represent the same information distributed to shareholders of Sponsor Stock. Based on these materials and after consultation with the Sponsor, the Trustee shall prepare a tender instruction form and shall provide a copy of all tender materials to be sent to each Participant whose hypothetical investments in the Plan include the Stock Fund, together with the foregoing tender instruction form, to be returned to the Trustee or its designee. The tender instruction form shall show the number of full and fractional shares of Sponsor Stock that reflect the Participant's proportional hypothetical investment in the Stock Fund (both vested and unvested).

                               (2) Each Participant whose hypothetical
investments in the Plan include the Stock Fund shall have the right to direct the Trustee to tender or not to tender some or all of the shares of Sponsor Stock attributable to such Participant's proportional hypothetical investment in the Stock Fund (both vested and unvested). Directions from a Participant to the Trustee concerning the tender of Sponsor Stock shall be communicated in writing, or by such other means as is agreed upon by the Trustee and the Sponsor. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. The Trustee shall tender or not tender shares of Sponsor Stock as directed by the Participant. Except as otherwise required by law, the Trustee shall not tender shares of Sponsor Stock reflecting a Participant's proportional hypothetical investment in the Stock Fund for which it has received no direction from the Participant.

                               (3) Except as otherwise required by law, the
Trustee shall tender that number of shares not attributable to Participants' hypothetical investment in Sponsor Stock in the same proportion as the total number of shares attributable to Participant's hypothetical

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investment in Sponsor Stock for which it has received instructions from
Participants.

                               (4) A Participant who has directed the Trustee to
tender some or all of the shares of Sponsor Stock reflecting the Participant's proportional hypothetical investment in the Stock Fund may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares reflecting the Participant's proportional hypothetical investment, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. Prior to the withdrawal deadline, if any shares of Sponsor Stock not credited to Participants' accounts have been tendered, the Trustee shall redetermine the number of shares of Sponsor Stock that would be tendered under Section 5(e)(vi)(B)(3) if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender offer the number of shares not attributable to hypothetical investments in Sponsor Stock as necessary to reduce the amount of tendered Sponsor Stock not attributable to hypothetical investments in Sponsor Stock to the amount so redetermined. A Participant shall not be limited as to the number of directions to tender or withdraw that the Participant may give to the Trustee.

                               (5) A direction by a Participant to the Trustee
to tender shares of Sponsor Stock reflecting the Participant's proportional hypothetical investment in the Stock Fund shall not be considered a written election under the Plan by the Participant to withdraw, or have distributed, any or all of his withdrawable shares. The Trustee shall credit to each proportional interest of the Participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Sponsor Stock tendered from that interest. Pending receipt of directions (through the Administrator) from the Participant or the Sponsor, as provided in the Plan, as to which of the remaining investment options the proceeds should be invested in, the Trustee shall invest the proceeds in the Fidelity Money Market Trust:
Retirement Money Market Portfolio.

                  (vii) General. With respect to all rights other than the right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of Sponsor Stock attributable to a Participant's hypothetical investment in the Stock Fund, the Trustee shall follow the directions of the Participant and if no such directions are received, the directions of the Sponsor. The Trustee shall have no duty to solicit directions from Participants. With respect to all rights other than the right to vote and the right to tender, in the case of Sponsor Stock that is not attributable to a Participant's hypothetical investment in Sponsor Stock, the Trustee shall follow the directions of the Sponsor.

                  (viii) Conversion. All provisions in this Section 5(e) shall also apply to any securities received as a result of a conversion of Sponsor Stock.

           (f) Trustee Powers. The Trustee shall have the following powers and authority:

                  (i) Subject to paragraphs (b), (c) and (d) of this Section 5, to sell, exchange, convey, transfer, or otherwise dispose of any property held in the Trust, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or other property delivered to the Trustee or to inquire into the validity, expediency, or propriety of any such sale or other disposition.

                  (ii) To cause any securities or other property held as part of the Trust to be registered in the Trustee's own name, in the name of one or more of its nominees, or in the Trustee's account with the Depository Trust Company of New York and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.

                  (iii) To keep that portion of the Trust in cash or cash balances as the Sponsor or Administrator may, from time to time, deem to be in the best interest of the Trust.

                  (iv) To make, execute, acknowledge, and deliver any and all documents of transfer or conveyance and to carry out the powers herein granted.

                  (v) To borrow funds from a bank not affiliated with the Trustee in order to provide sufficient liquidity to process Plan transactions in a timely fashion, provided that the cost of borrowing shall be allocated in a reasonable fashion to the investment fund(s) in need of liquidity.

                  (vi) To settle, compromise, or submit to arbitration any claims, debts, or damages due to or arising from the Trust; to commence or defend suits or legal or administrative proceedings; to represent the Trust in all suits and legal and administrative hearings; and to pay all reasonable expenses arising from any such action, from the Trust if not paid by the Sponsor.

                  (vii) To employ legal, accounting, clerical, and other assistance as may be required in carrying out the provisions of this Agreement and to pay their reasonable expenses and compensation from the Trust if not paid by the Sponsor.

                  (viii) To do all other acts although not specifically mentioned herein, as the Trustee may deem necessary to carry out any of the foregoing powers and the purposes of the Trust.

Trustee will file an annual fiduciary return to the extent required by law.

SECTION 6. RECORDKEEPING AND ADMINISTRATIVE SERVICES TO BE PERFORMED.

           (a) General. The Trustee shall perform those recordkeeping and administrative functions described in Schedule "A" attached hereto. These recordkeeping and administrative functions shall be performed within the framework of the Administrator's written directions regarding the Plan's provisions, guidelines and interpretations.

           (b) Accounts. The Trustee shall keep accurate accounts of all investments, receipts, disbursements, and other transactions hereunder, and shall report the value of the assets held in the Trust as of the last day of each fiscal quarter of the Plan and, if not on the last day of a fiscal quarter, the date on which the Trustee resigns or is removed as provided in Section 9 of this Agreement or is terminated as provided in Section 11. Within thirty (30) days following each Reporting Date or within sixty (60) days in the case of a Reporting Date caused by the resignation or removal of the Trustee, or the termination of this Agreement, the Trustee shall file with the Administrator a written account setting forth all investments, receipts, disbursements, and other transactions effected by the Trustee between the Reporting Date and the prior Reporting Date, and setting forth the value of the Trust as of the Reporting Date. Except as otherwise required under applicable law, upon the expiration of twelve (12) months from the date of filing such account with the Administrator, the Trustee shall have no liability or further accountability to anyone with respect to the propriety of its acts or transactions shown in such account, except with respect to such acts or transactions as to which the Sponsor shall within such twelve (12) month period file with the Trustee written objections.

           (c) Inspection and Audit. All records generated by the Trustee in accordance with paragraphs (a) and (b) shall be open to inspection and audit, during the Trustee's regular business hours prior to the termination of this Agreement, by the Administrator or any person designated by the Administrator. Upon the resignation or removal of the Trustee or the termination of this Agreement, the Trustee shall provide to the Administrator, at no expense to the Sponsor, in the format regularly provided to the Administrator, a statement of each Participant's accounts as of the resignation, removal, or termination, and the Trustee shall provide to the Administrator or the Plan's new recordkeeper such further records as are reasonable, at the Sponsor's expense.

           (d) Effect of Plan Amendment. The Trustee's provision of the recordkeeping and administrative services set forth in this Section 6 shall be conditioned on the Sponsor delivering to the Trustee a copy of any amendment to the Plan as soon as administratively feasible following the amendment's adoption, and on the Administrator providing the Trustee on a timely basis with all the information the Administrator deems necessary for the Trustee to perform the recordkeeping and administrative services and such other information as the Trustee may reasonably request.

           (e) Returns, Reports and Information. The Administrator shall be responsible for the preparation and filing of all returns, reports, and information required of the Trust or Plan by law. The Trustee shall provide the Administrator with such information as the Administrator may reasonably request to make these filings. The Administrator shall also be responsible for making any disclosures to Participants required by law.

SECTION 7. COMPENSATION AND EXPENSES. Sponsor shall pay to Trustee, within thirty (30) days of receipt of the Trustee's bill, the fees for services in accordance with Schedule "B". All fees for services are specifically outlined in Schedule "B" and are based on any assumptions identified therein. The Trustee shall maintain its fees for two years; provided, however, in the event that the Plan characteristics referenced in the assumptions outlined in Schedule "B" change significantly by either falling below or exceeding current or projected levels, such fees shall be subject to revision. To reflect increased operating costs, Trustee may once each calendar year, but not prior to January 2, 2005, amend Schedule B without the Sponsor's consent upon ninety (90) days prior notice to the Sponsor.

         All reasonable expenses of Plan administration as shown on Schedule "B" attached hereto, as amended from time to time, shall be a charge against and paid from the appropriate Participants' accounts, except to the extent such amounts are paid by the Sponsor in a timely manner.

         All expenses of the Trustee relating directly to the acquisition and disposition of investments constituting part of the Trust, and all taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust or the income thereof, shall be a charge against and paid from the appropriate Participants' accounts.

SECTION 8.  DIRECTIONS AND INDEMNIFICATION.

            (a) Identity of Administrator. The Trustee shall be fully protected in relying on the fact that the Administrator under the Plan is the individual or persons named as such above or such other individuals or persons as the Sponsor may notify the Trustee in writing.

            (b) Directions from Administrator. Whenever the Administrator provides a direction to the Trustee, the Trustee shall not be liable for any loss arising from the direction if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Administrator in the form attached hereto as Schedule "C", provided the Trustee reasonably believes the signature of the individual to be genuine. Such direction may be made via electronic data transfer ("EDT") in accordance with procedures agreed to by the Administrator and the Trustee; provided, however, that the Trustee shall be fully protected in relying on such direction as if it were a direction made in writing by the Administrator. The Trustee shall have no responsibility to ascertain any direction's (i) accuracy,
(ii) compliance with the terms of the Plan or any applicable law, or (iii) effect for tax purposes or otherwise.

            (c) Directions from Participants. The Trustee shall not be liable for any loss which arises from any Participant's exercise or non-exercise of rights under Section 5 over the assets in the Participant's accounts.

            (d) Indemnification. The Sponsor shall indemnify the Trustee against, and hold the Trustee harmless from, any and all loss, damage, penalty, liability, cost, and expense, including without limitation, reasonable attorneys' fees and disbursements, that may be incurred by, imposed upon, or asserted against the Trustee by reason of any claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by any individual or person with respect to the Plan or Trust, excepting only any and all loss, etc., arising from the Trustee's negligence or bad faith.

The Trustee shall indemnify the Sponsor against and hold the Sponsor harmless from any and all such loss, damage, penalty, liability, cost, and expense, including without limitation, reasonable attorney's fees and disbursements, that may be incurred by, imposed upon, or asserted against the Sponsor solely as a result of a) any defects in the investment methodology embodied in the target asset allocation or model portfolio provided through Fidelity PortfolioPlanner(SM) , except to the extent that any such loss, damage, penalty, liability, cost or expense arises from information provided by the Participant, the Sponsor or third parties; or b) any prohibited transactions resulting from the provision of Fidelity PortfolioPlanner(SM) by the Trustee.

            (e) Survival. The provisions of this Section 8 shall survive the termination of this Agreement.

SECTION 9.  RESIGNATION OR REMOVAL OF TRUSTEE AND TERMINATION.

            (a) Resignation and Removal. The Trustee may resign at any time in accordance with the notice provisions set forth below. The Sponsor may remove the Trustee at any time in accordance with the notice provisions set forth below.

            (b) Termination. This Agreement may be terminated in full, or with respect to only a portion of the Plan (i.e., a "partial deconversion") at any time by the Sponsor upon prior written notice to the Trustee in accordance with the notice provisions set forth below.

            (c) Notice Period. In the event either party desires to terminate this Agreement or any services hereunder, the party shall provide at least sixty-(60) days prior written notice of the termination date to the other party; provided, however, that the receiving party may agree, in writing, to a shorter notice period.

            (d) Transition Assistance. In the event of termination of this Agreement, if requested by Sponsor, Fidelity shall assist Sponsor in developing a plan for the orderly transition of the Plan data, cash and assets then constituting the Trust and Services provided by Fidelity hereunder to Sponsor or its designee. Fidelity shall provide such assistance for a period not extending beyond sixty (60) days from the termination date of this Agreement. Fidelity shall provide to Sponsor, or to any person designated by Sponsor, at a mutually agreeable time, one file of the Plan Data prepared and maintained by Fidelity in the ordinary course of business, in Fidelity's format. Fidelity may provide other or additional transition assistance as mutually determined for additional fees, which shall be due and payable by the Sponsor prior to any termination of this Agreement.

            (e) Failure to Appoint Successor. If, by the termination date, the Sponsor has not notified the Trustee in writing as to the individual or entity to which the assets and cash are to be transferred and delivered, the Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction. The Trustee shall be reimbursed by the Sponsor for all costs and expenses of the action or proceeding including, without limitation, reasonable attorneys' fees and disbursements.

SECTION 10. SUCCESSOR TRUSTEE.

            (a) Appointment. If the office of Trustee becomes vacant for any reason, the Sponsor may in writing appoint a successor trustee under this Agreement. The successor trustee shall have all of the rights, powers, privileges, obligations, duties, liabilities, and immunities granted to the Trustee under this Agreement. The successor trustee and predecessor trustee shall not be liable for the acts or omissions of the other with respect to the Trust.

            (b) Acceptance. When the successor trustee accepts its appointment under this Agreement, title to and possession of the Trust assets shall immediately vest in the successor trustee without any further action on the part of the predecessor trustee. The predecessor trustee shall execute all instruments and do all acts that reasonably may be necessary or reasonably may be requested in writing by the Sponsor or the successor trustee to vest title to all Trust assets in the successor trustee or to deliver all Trust assets to the successor trustee.

            (c) Corporate Action. Any successor of the Trustee or successor trustee, through sale or transfer of the business or trust department of the Trustee or successor trustee, or through reorganization, consolidation, or merger, or any similar transaction, shall, upon consummation of the transaction, become the successor trustee under this Agreement.

SECTION 11. RESIGNATION, REMOVAL, AND TERMINATION NOTICES. All notices of resignation, removal, or termination under this Agreement must be in writing and mailed to the party to which the notice is being given by certified or registered mail, return receipt requested, to the Sponsor c/o General Counsel, ADVO, Inc., One Univac Lane, P.O. Box 755, Windsor, CT 06095, and to the Trustee c/o John M. Kimpel, Fidelity Investments, 82 Devonshire Street, F7A, Boston, Massachusetts 02109, or to such other addresses as the parties have notified each other of in the foregoing manner.

SECTION 12. DURATION. This Trust shall continue in effect without limit as to time, subject, however, to the provisions of this Agreement relating to amendment, modification, and termination thereof.

SECTION 13. INSOLVENCY OF SPONSOR.

            (a) Trustee shall cease disbursement of funds for payment of benefits to Participants and their beneficiaries if the Sponsor is Insolvent. Sponsor shall be considered "Insolvent" for purposes of this Trust Agreement if
(i) Sponsor is unable to pay its debts as they become due, or (ii) Sponsor is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

            (b) At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Sponsor under federal and state law as set forth below.

                  (i) The Board of Directors and the Chief Executive Officer of the Sponsor shall have the duty to inform Trustee in writing of Sponsor's Insolvency. If a person claiming to be a creditor of the Sponsor alleges in writing to Trustee that Sponsor has become Insolvent, Trustee shall determine whether Sponsor is Insolvent and, pending such determination, Trustee shall discontinue disbursements for payment of benefits to Participants or their beneficiaries.

                  (ii) Unless Trustee has actual knowledge of Sponsor's Insolvency, or has received notice from Sponsor or a person claiming to be a creditor alleging that Sponsor is Insolvent, Trustee shall have no duty to inquire whether Sponsor is Insolvent. Trustee may in all events rely on such evidence concerning Sponsor's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Sponsor's solvency.

                  (iii) If at any time Trustee has determined that Sponsor is Insolvent, Trustee shall discontinue disbursements for payments to Participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Sponsor's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their beneficiaries to pursue their rights as general creditors of Sponsor with respect to benefits due under the Plan or otherwise.

                  (iv) Trustee shall resume disbursement for the payment of benefits to Participants or their beneficiaries in accordance with Section 4 of this Trust Agreement only after Trustee has determined that Sponsor is not Insolvent (or is no longer Insolvent).

            (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to (a) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Participants or their beneficiaries by Sponsor in lieu of the payments provided for hereunder during any such period of discontinuance.

SECTION 14. AMENDMENT OR MODIFICATION. This Agreement may be amended or modified at any time and from time to time only by an instrument executed by both the Sponsor and the Trustee.

SECTION 15. ELECTRONIC SERVICES.

            (a) The Trustee may provide communications and services ("Electronic Services") and/or software products ("Electronic Products") via electronic media, including, but not limited to Fidelity Plan Sponsor WebStation. The Sponsor and its agents agree to use such Electronic Services and Electronic Products only in the course of reasonable administration of or participation in the Plan and to keep confidential and not publish, copy, broadcast, retransmit, reproduce, commercially exploit or otherwise redisseminate the Electronic Products or Electronic Services or any portion thereof without the Trustee's written consent, except, in cases where Trustee has specifically notified the Sponsor that the Electronic Products or Services are suitable for delivery to Sponsor's Participants, for non-commercial personal use by Participants or beneficiaries with respect to their participation in the Plan or for their other retirement planning purposes.

            (b) The Sponsor shall be responsible for installing and maintaining all Electronic Products, (including any programming required to accomplish the installation) and for displaying any and all content associated with Electronic Services on its computer network and/or Intranet so that such content will appear exactly as it appears when delivered to Sponsor. All Electronic Products and Services shall be clearly identified as originating from the Trustee or its affiliate. The Sponsor shall promptly remove Electronic Products or Services from its computer network and/or Intranet, or replace the Electronic Products or Services with updated products or services provided by the Trustee, upon written notification (including written notification via facsimile) by the Trustee.

            (c) All Electronic Products shall be provided to the Sponsor without any express or implied legal warranties or acceptance of legal liability by the Trustee, and all Electronic Services shall be provided to the Sponsor without acceptance of legal liability related to or arising out of the electronic nature of the delivery or provision of such Services. Except as otherwise stated in this Agreement, no rights are conveyed to any property, intellectual or tangible, associated with the contents of the Electronic Products or Services and related material. The Trustee hereby grants to the Sponsor a non-exclusive, non-transferable revocable right and license to use the Electronic Products and Services in accordance with the terms and conditions of this Agreement.

            (d) To the extent that any Electronic Products or Services utilize Internet services to transport data or communications, the Trustee will take, and Sponsor agrees to follow, reasonable security precautions, however, the Trustee disclaims any liability for interception of any such data or communications. The Trustee reserves the right not to accept data or communications transmitted via electronic media by the Sponsor or a third party if it determines that the media does not provide adequate data security, or if it is not administratively feasible for the Trustee to use the data security provided. The Trustee shall not be responsible for, and makes no warranties regarding access, speed or availability of Internet or network services, or any other service required for electronic communication. The Trustee shall not be responsible for any loss or damage related to or resulting from any changes or modifications to the Electronic Products or

Services after delivering it to the Sponsor.

SECTION 16. GENERAL.

            (a) Performance by Trustee, its Agents or Affiliates. The Sponsor acknowledges and authorizes that the services to be provided under this Agreement shall be provided by the Trustee, its agents or affiliates, including Fidelity Investments Institutional Operations Company, Inc. ("FIIOC") or its successor, and that certain of such services may be provided pursuant to one or more other contractual agreements or relationships.

            (b) Entire Agreement. This Agreement contains all of the terms agreed upon between the parties with respect to the subject matter hereof.

            (c) Waiver. No waiver by either party of any failure or refusal to comply with an obligation hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

            (d) Successors and Assigns. The stipulations in this Agreement shall inure to the benefit of, and shall bind, the successors and assigns of the respective parties.

            (e) Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

            (f) Section Headings. The headings of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

SECTION 17. GOVERNING LAW.

            (a) Massachusetts Law Controls. This Agreement is being made in the Commonwealth of Massachusetts, and the Trust shall be administered as a Massachusetts trust.

The validity, construction, effect, and administration of this Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, except to the extent those laws are superseded under section 514 of ERISA.

            (b) Trust Agreement Controls. The Trustee is not a party to the Plan, and in the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of this Agreement shall control.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

ADVO, INC.                                     FIDELITY MANAGEMENT TRUST
                                               COMPANY

By:     /s/ David M. Stigler                   By:   /s/ Rina Mayman
        --------------------------------             ---------------------------
                                                     FMTC Authorized Signatory

Name:   David M. Stigler                             Name: Rina Mayman

Date:   12/22/02                                     Date: 2/4/03

                                  SCHEDULE "A"

                    RECORDKEEPING AND ADMINISTRATIVE SERVICES

* The Trustee will provide only the recordkeeping and administrative services set forth on this Schedule "A" and no others.

Administration

* Establishment and maintenance of Participant account and election percentages.

*    Maintenance of the following Plan investment options:

     -  ADVO Stock Fund

     -  Calamos Growth Fund - Class A

     -  Fidelity Balanced Fund

     -  Fidelity Diversified International Fund

     -  Fidelity Dividend Growth Fund

     -  Fidelity Equity-Income Fund

     -  Fidelity Freedom 2010 Fund

     -  Fidelity Freedom 2020 Fund

     -  Fidelity Freedom 2030 Fund

     -  Fidelity Freedom 2040 Fund

     -  Fidelity Freedom Income Fund

     -  Fidelity Money Market Trust: Retirement Money Market Portfolio

     -  Fidelity Small Cap Stock Fund

     -  PIMCO Total Return Fund - Administrative Class

     -  Spartan(R) U.S. Equity Index Fund

     -  Strong Advisor Small Cap Value Fund - Class Z

*    Maintenance of the following money classifications:

     -  Salary (class year accounting)

     -  Bonus (class year accounting)

     -  Match (class year accounting)

Processing

*    Process mutual fund trades and employer stock.

* Maintain and process changes to Participants' prospective investment mix elections.

*    Process exchanges between investment options on a daily basis.

* Process consolidated payroll contribution data via a consolidated magnetic tape.

* Reconcile and process Participant withdrawal requests as approved and directed by the Sponsor. All withdrawal requests will be based on the current market values of the

     Participants' accounts, not advances or estimated values. The "current market value" of a Participant's account shall be the account value on the business day that direction is received from the Sponsor in good order by the Trustee, if such direction is confirmed before 4:00 p.m. (E.T.). If direction from the Sponsor is confirmed by the Trustee after 4:00 p.m. (E.T.) on a business day, then the current market value of a Participant's account shall be the account value on the next business day.

Other

* Prepare, reconcile and deliver a monthly Trial Balance Report presenting all money classes and investments. This report is based on the market value as of the last business day of the month. The report will be delivered not later than thirty (30) days after the end of each month in the absence of unusual circumstances.

* Prepare, reconcile and deliver a Quarterly Administrative Report presenting both on a Participant and a total Plan basis all money classes, investment positions and a summary of all activity of the Participant and Plan as of the last business day of the quarter. The report will be delivered not later than thirty (30) days after the end of each quarter in the absence of unusual circumstances.

* Prepare and distribute, either to the Sponsor or to each Participant directly, a quarterly detailed Participant statement reflecting all activity for the period. Statements will be delivered not later than thirty
     (30) days after each quarter in the absence of unusual circumstances.

*    Provide monthly trial balance.

* Prepare and mail to the Participant, a confirmation of the transactions, exchanges and changes to investment mix elections within five (5) business days of the Participant's instructions.

* Provide access to Plan Sponsor Webstation (PSW). PSW is a graphical, Windows-based application that provides current Plan and Participant-level information, including indicative data, account balances, activity and history.

*    Provide Mutual Fund tax reporting (Forms 1099 Div. and 1099-B) to the
     Sponsor.

* Provide federal and state tax reporting and withholding on benefit payments made to Participants and beneficiaries in accordance with Section 4 of this Agreement.

* Prepare employee communications describing available investment options, including multimedia informational materials and group presentations.

Communication Services.

* Provide employee communications describing available investment options, including multimedia informational materials and group presentations.

* Fidelity PortfolioPlanner(SM), an internet-based educational service for Participants that generates target asset allocations and model portfolios customized to investment options in the Plan, based upon methodology provided by Strategic Advisers, Inc., an affiliate of the Trustee. The Sponsor acknowledges that it has received the ADV Part II for Strategic Advisers, Inc. more than 48 hours prior to executing the Trust.


ADVO, INC.                              FIDELITY MANAGEMENT TRUST
                                        COMPANY

By: /s/ David M. Stigler    12/22/02    By: /s/ Rina Mayman               2/4/03
    --------------------------------        ------------------------------------
                               Date         FMTC Authorized Signatory      Date

                                  SCHEDULE "B"

                                  FEE SCHEDULE

Annual Recordkeeping Fee            $6,000 per year, billed and payable on a
                                    quarterly basis.

Non-Fidelity Mutual Funds:          Non-Fidelity Mutual Fund vendors shall pay
                                    fees directly to Fidelity Investments
                                    Institutional Operations Company, Inc.
                                    (FIIOC) or its affiliates equal to such
                                    percentage (generally 25 to 50 basis points) of Plan assets invested in such Non-Fidelity
                                    Mutual Funds as may be disclosed
                                    periodically, or, in the case of the
                                    following investment options, in the amounts listed below:

                                    Calamos Growth Fund - Class A: 35 basis
                                    points.

                                    Unless otherwise noted, disclosure shall be posted and updated quarterly on Plan Sponsor Webstation at https://psw.fidelity.com or a successor site.

Plan Sponsor Webstation (PSW):      Four User I.D.'s provided free of charge.
                                    Additional I.D.'s available upon request.

Stock Administration Fee: To the extent that assets are invested in Sponsor Stock, .10% of such assets in the Trust payable pro rata quarterly on the basis of such assets as of the calendar quarter's last valuation date, but no less than $20,000 per year nor more than $70,000 per year.

Note: These fees have been negotiated and accepted based on current participation of 117 Participants. Fees will be subject to revision if these Plan characteristics change significantly by either falling below or exceeding current or projected levels. Fees also have been based on the use of up to 17 investment options, and such fees will be subject to revision if additional investment options are added.

Other Fees: Separate charges for extraordinary expenses resulting from large numbers of simultaneous manual transactions, from errors not caused by Fidelity, reports not contemplated in this Agreement, corporate actions, or the provision of communications materials in hard copy which are also accessible to Participants via electronic services in the event that the provision of such material in hard copy would result in an additional expense deemed to be material.

Fees for corporate actions will be negotiated separately based on the characteristics of the project as well as the overall relationship at the time of the project.

ADVO, INC.                             FIDELITY MANAGEMENT TRUST
                                       COMPANY

By: /s/ David M. Stigler 12/22/02     By:  /s/ Rina Mayman             2/4/03
    -----------------------------          ----------------------------------
                           Date            FMTC Authorized Signatory    Date

                                  SCHEDULE "C"

                          [Administrator's Letterhead]

Mr. Richard R. Szpak
Fidelity Investments
82 Devonshire Street, MM3H
Boston, Massachusetts  02109

                 ADVO, INC. EXECUTIVE DEFERRED COMPENSATION PLAN

         *** NOTE: This schedule should contain names and signatures for ALL individuals who will be providing directions to Fidelity representatives in connection with the Plan.

         Fidelity representatives will be unable to accept directions from any individual whose name does not appear on this schedule.***

Dear Mr. Szpak:

         This letter is sent to you in accordance with Section 8(b) of the Trust Agreement, dated as of [DATE], between [NAME OF SPONSOR] and Fidelity Management Trust Company. [I OR WE] hereby designate [MYSELF - IF SO DESIRED], [NAME OF INDIVIDUAL], [NAME OF INDIVIDUAL], AND [NAME OF INDIVIDUAL], as the individuals who may provide directions upon which Fidelity Management Trust Company shall be fully protected in relying. Only one such individual need provide any direction. The signature of each designated individual is set forth below and certified to be such.

         You may rely upon each designation and certification set forth in this letter until [I or we] deliver to you written notice of the termination of authority of a designated individual.

                                               Very truly yours,

                                               [ADMINISTRATOR]

                                               By

[signature of designated individual]
------------------------------------
[name of designated individual]

[signature of designated individual]
------------------------------------
[name of designated individual]

[signature of designated individual]
------------------------------------
[name of designated individual]

                                  SCHEDULE "D"

              OPERATIONAL GUIDELINES FOR NON-FIDELITY MUTUAL FUNDS

Pricing

By 7:00 p.m. Eastern Time ("ET) each Business Day, the Non-Fidelity Mutual Fund Vendor (Fund Vendor) will input the following information ("Price Information") into the Fidelity Participant Recordkeeping System ("FPRS") via the remote access price screen that Fidelity Investments Institutional Operations Company, Inc. ("FIIOC"), an affiliate of the Trustee, has provided to the Fund Vendor:
(1) the net asset value for each Fund at the Close of Trading, (2) the change in each Fund's net asset value from the Close of Trading on the prior Business Day, and (3) in the case of an income fund or funds, the daily accrual for interest rate factor ("mil rate"). FIIOC must receive Price Information each Business Day (a "Business Day" is any day the New York Stock Exchange is open). If on any Business Day the Fund Vendor does not provide such Price Information to FIIOC, FIIOC shall pend all associated transaction activity in the Fidelity Participant Recordkeeping System ("FPRS") until the relevant Price Information is made available by Fund Vendor.

Trade Activity and Wire Transfers

By 7:00 a.m. ET each Business Day following Trade Date ("Trade Date Plus One"), FIIOC will provide, via facsimile, to the Fund Vendor a consolidated report of net purchase or net redemption activity that occurred in each of the Funds up to 4:00 p.m. ET on the prior Business Day. The report will reflect the dollar amount of assets and shares to be invested or withdrawn for each Fund. FIIOC will transmit this report to the Fund Vendor each Business Day, regardless of processing activity. In the event that data contained in the 7:00 a.m. ET facsimile transmission represents estimated trade activity, FIIOC shall provide a final facsimile to the Fund Vendor by no later than 9:00 a.m. ET. Any resulting adjustments shall be processed by the Fund Vendor at the net asset value for the prior Business Day.

The Fund Vendor shall send via regular mail to FIIOC transaction confirms for all daily activity in each of the Funds. The Fund Vendor shall also send via regular mail to FIIOC, but no later than the fifth Business Day following calendar month close, a monthly statement for each Fund. FIIOC agrees to notify the Fund Vendor of any balance discrepancies within twenty (20) Business Days of receipt of the monthly statement.

For purposes of wire transfers, FIIOC shall transmit a daily wire for aggregate purchase activity and the Fund Vendor shall transmit a daily wire for aggregate redemption activity, in each case including all activity across all Funds occurring on the same day.

Prospectus Delivery

FIIOC shall be responsible for the timely delivery of Fund prospectuses and periodic Fund reports ("Required Materials") to Participants, and shall retain the services of a third-party vendor to handle such mailings. The Fund Vendor shall be responsible for all materials and production costs, and hereby agrees to provide the Required Materials to the third-party vendor selected by FIIOC. The Fund Vendor shall bear the costs of mailing annual Fund reports to Participants. FIIOC shall bear the costs of mailing prospectuses to Participants.

Proxies

The Fund Vendor shall be responsible for all costs associated with the production of proxy materials. FIIOC shall retain the services of a third-party vendor to handle proxy solicitation mailings and vote tabulation. Expenses associated with such services shall be billed directly the Fund Vendor by the third-party vendor.

Participant Communications

The Fund Vendor shall provide internally prepared fund descriptive information approved by the Funds' legal counsel for use by FIIOC in its written Participant communication materials. FIIOC shall utilize historical performance data obtained from third-party vendors (currently Morningstar, Inc., FACTSET Research Systems and Lipper Analytical Services) in telephone conversations with Participants and in quarterly Participant statements. The Sponsor hereby consents to FIIOC's use of such materials and acknowledges that FIIOC is not responsible for the accuracy of third-party information. FIIOC shall seek the approval of the Fund Vendor prior to retaining any other third-party vendor to render such data or materials under this Agreement.

Compensation

FIIOC shall be entitled to fees as set forth in a separate agreement with the Fund Vendor.

                                  SCHEDULE "E"

                               EXCHANGE GUIDELINES


The following exchange guidelines are currently employed by Fidelity Investments Institutional Operations Company, Inc. (FIIOC).

Exchange hours, via a Fidelity Participant service representative, are 8:30 a.m.
(ET) to 8:00 p.m. (ET) on each business day, subject to any restrictions otherwise referenced herein. A "business day" is any day on which the New York Stock Exchange (NYSE) is open.

Exchanges via the internet (Netbenefits) may be made virtually 24 hours a day, subject to any restrictions otherwise referenced herein.

Exchanges via Voice Response System ("VRS") may be made virtually 24 hours a day, subject to any restrictions otherwise referenced herein.

FIIOC reserves the right to change these exchange guidelines at its discretion.

Note: The NYSE's normal closing time is 4:00 p.m. (ET); in the event the NYSE alters its closing time, all references below to 4:00 p.m. (ET) shall mean the NYSE closing time as altered.

                                  MUTUAL FUNDS

EXCHANGES BETWEEN MUTUAL FUNDS

In accordance with this Agreement, the Sponsor may direct that Participants contact Fidelity on any day to exchange between Mutual Funds. If the request is confirmed before the close of the market (generally, 4:00 p.m. ET) on a business day, it will receive that day's trade date. Requests confirmed after the close of the market on a business day (or on any day other than a business day) will be processed on a next day basis.

                                   STOCK FUND

Provided that the Stock Fund is open for purchases and sales of units, the following rules will govern exchanges:

I.       EXCHANGES FROM MUTUAL FUNDS TO STOCK FUND

         Participants may contact Fidelity on any day to exchange from Mutual Funds into the Stock Fund. If the request is confirmed before the close of the market (generally, 4:00 p.m. ET) on a business day, it will receive that day's trade date. Requests confirmed after the close of the market on a business day (or on any day other than a business day) will be processed on a next business day basis.

II.      EXCHANGES FROM STOCK FUND TO MUTUAL FUNDS

         Participants may contact Fidelity on any day to exchange from the Stock Fund to Mutual Funds. If Fidelity receives the request before the close of the market (generally 4:00 p.m. ET) on any business day and Available Liquidity is sufficient to honor the trade after Specified Hierarchy rules are applied, it will receive that day's trade date. Requests received by Fidelity after the close of the market on any business day (or on any day other than a business day) will be processed on a next business day basis, subject to Available Liquidity for such day after application of Specified Hierarchy rules. If Available Liquidity on any day is insufficient to honor the trade after application of Specified Hierarchy rules, it will be suspended until Available Liquidity is sufficient, after application of Specified Hierarchy rules, to honor such trade, and it will receive the trade date and Closing Price of the date on which it was processed.

                            SECTION 16b RESTRICTIONS

     EXCHANGE RESTRICTIONS FOR SECTION 16 OFFICERS:

         -    Exchanges into or out of the Stock Fund are not permitted by
              Section 16 Officers without the approval of the Sponsor. The Sponsor shall approve/disapprove such request, and if approved, shall direct Fidelity to process the exchange. Section 16 Officers will be identified by the Sponsor and the Sponsor will transmit this information to Fidelity.

ADVO, INC.                             FIDELITY MANAGEMENT TRUST
                                       COMPANY

By: /s/ David M. Stigler  12/22/02      By: /s/ Rina Mayman            2/4/03
    ------------------------------          ---------------------------------
                            Date            FMTC Authorized Signatory   Date

                                  SCHEDULE "F"

             AVAILABLE LIQUIDITY PROCEDURES FOR UNITIZED STOCK FUND

The following procedures shall govern sales of the Stock Fund requested for a day on which Available Liquidity is insufficient:

1. Withdrawals and distributions will be aggregated and placed first in the hierarchy. If Available Liquidity is sufficient for the aggregate of such transactions, all such withdrawals and distributions will be honored. If Available Liquidity is not sufficient for the aggregate of such transactions, then such transactions will be suspended, and no transactions requiring a sale of Stock Fund units shall be honored for that day.

2. If Available Liquidity has not been exhausted by the aggregate of withdrawals and distributions, then all remaining transactions involving a sale of units in the Stock Fund (exchanges out) shall be grouped on the basis of when such requests were received, in accordance with standard procedures maintained by the Trustee for such grouping as they may be amended from time to time. To the extent of Available Liquidity, groups of exchanges out of the Stock Fund shall be honored, by group, on a "first in, first out" basis. If Available Liquidity is insufficient to honor all exchanges out within a group, then none of the exchanges out in such group shall be honored, and no exchanges out in a later group shall be honored.

3. Transactions not honored on a particular day due to insufficient Available Liquidity shall be honored, using the hierarchy specified above, on the next business day on which there is Available Liquidity.

                             SAMPLE DIRECTION LETTER

                             [Employer's Letterhead]

John M. Kimpel, Esq.
Vice President and Pension Counsel
Fidelity Investments
82 Devonshire Street, F7A
Boston, MA  02109

         RE: INVESTMENT INSTRUCTIONS FOR RABBI TRUST ASSETS

Dear Mr. Kimpel:

         The Participants under the ADVO, Inc. Executive Deferred Compensation Plan ("Plan") have the right to direct the investment of their Plan account in hypothetical investment options, which are currently based on a number of registered investment companies advised by Fidelity Management & Research Company ("Fidelity Mutual Funds") and certain investment companies not advised by Fidelity Management & Research Company ("Non-Fidelity Mutual Funds"). Fidelity Management Trust Company has agreed pursuant to a Trust Agreement with ADVO, Inc., dated January 2, 2002, to receive such Participant directions.

         The Sponsor hereby directs the Trustee to invest funds contributed to the rabbi trust in a manner which corresponds directly to elections made by Participants under the Plan.

         This procedure will remain in effect until a revised instruction letter is provided by the Sponsor and accepted by the Trustee.

                                                   Sincerely,

                                                   /s/ David M. Stigler
                                                   -----------------------------